Exhibit 99.1

Mohawk Group Reports Fourth Quarter and Full Year 2019 Results

Full Year Net Revenue Grew 56.2% to $114.5 Million

NEW YORK, March 5, 2020 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk”) today announced results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year Highlights

●

18 new products launched in the fourth quarter, bringing 2019 full year to 32 new products launched, which have achieved, or are expected to achieve, more than $0.5 million in net revenue per year, compared to 11 in the full year 2018.

●	Full year net revenue grew 56.2% year over year to $114.5 million, and fourth quarter net revenue grew 30.1% to $25.6 million, compared to $19.7 million in the fourth quarter of 2018.
●	Full year gross margin improved to 39.4% versus 35.4% in 2018.
●	2019 operating loss of $(38.9) million increased from $(29.4) million in 2018.
●	2019 contribution margin grew to 2.2% from (10.6)% in 2018, reflecting both higher sustain revenues and margin expansion.
●	Excluding non-cash stock-based compensation of $19.2 million, fixed operating expenses for the full year remained essentially flat.
●	2019 net loss of $(43.4) million increased from $(31.8) million in 2018.
●	2019 Adjusted EBITDA improved to $(19.5) million from $(28.6) million in 2018.
●	Total cash balance at December 31, 2019 was $30.4 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “We are pleased with our fourth quarter results and our strong finish to the year. 2019 marked a year of progress on our strategic priorities that included 32 new products launched, product category expansion and the growth of our AIMEE software platform. These activities fueled top-line growth of over 56% with improved Adjusted EBITDA for the year while we also continued to invest for the future.”

“Looking ahead, we believe that our differentiated A.I. driven business model provides Mohawk with a tremendous amount of opportunity to grow market share in existing and new categories and to generate meaningful profitability and increased shareholder value over the long-term.”

Outlook

For 2020, the Company currently expects net revenue to be in the range of $160.0 million to $170.0 million driven primarily by continued growth of its existing product portfolio and the positive contribution from new products launched in 2020. This outlook incorporates potential inventory constraints for existing products and potential delays in new product launches primarily in the second half of the year due to the impact from the COVID-19.  The Company expects positive Adjusted EBITDA for the three months ended September 30, 2020.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, March 5, 2020, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) at 5:00 p.m. ET and provide the Conference ID: 7480377. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominately operates through online retail channels such as Amazon and Walmart. Mohawk has incubated and grouped four owned and operated brands: hOmeLabs, Vremi, Xtava and RIF6. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected 2020 net revenue and Adjusted EBITDA, our business model and our technology platform, including our ability to disrupt the consumer products industry, our ability to grow market share in existing and new product categories; and our ability to generate profitability and shareholder value. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the impact of COVID-19, our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing, warehousing and fulfillment; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety concerns, reliance on third party online marketplaces, seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Jessica Liddell, ICR

203-682-8200

MohawkPR@icrinc.com

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year-Ended December 31,
	2018	2019	2018	2019
NET REVENUE	$19,703	$25,634	$73,279	$114,451
COST OF GOODS SOLD	11,377	16,552	47,296	69,411
GROSS PROFIT	8,326	9,082	25,983	45,040
OPERATING EXPENSES:
Research and development	845	2,476	3,655	8,133
Sales and distribution	11,951	13,616	40,467	52,025
General and administrative	3,187	8,003	11,290	23,782
TOTAL OPERATING EXPENSES:	15,983	24,095	55,412	83,940
OPERATING LOSS	(7,657)	(15,013)	(29,429)	(38,900)
INTEREST EXPENSE—net	850	1,018	2,353	4,386
OTHER EXPENSE (INCOME)—net	31	(12)	(14)	41
LOSS BEFORE INCOME TAXES	(8,538)	(16,019)	(31,768)	(43,327)
PROVISION FOR INCOME TAXES	52	6	55	29
NET LOSS	$(8,590)	$(16,025)	$(31,823)	$(43,356)
Net loss per share, basic and diluted	$(0.85)	$(1.06)	$(3.13)	$(3.21)
Weighted-average number of shares outstanding, basic and diluted	10,160,879	15,134,677	10,160,879	13,516,844
	Three Months Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19
NET REVENUE	$17,846	$30,368	$40,603	$25,634
COST OF GOODS SOLD	11,175	18,608	23,076	16,552
GROSS PROFIT	6,671	11,760	17,527	9,082
OPERATING EXPENSES:
Research and development	1,163	1,860	2,634	2,476
Sales and distribution	9,274	11,828	17,307	13,616
General and administrative	3,366	4,414	7,999	8,003
TOTAL OPERATING EXPENSES:	13,803	18,102	27,940	24,095
OPERATING LOSS	(7,132)	(6,342)	(10,413)	(15,013)
INTEREST EXPENSE—net	1,212	1,281	875	1,018
OTHER EXPENSE (INCOME)—net	45	(13)	21	(12)
LOSS BEFORE INCOME TAXES	(8,389)	(7,610)	(11,309)	(16,019)
PROVISION FOR INCOME TAXES	—	15	8	6
NET LOSS	$(8,389)	$(7,625)	$(11,317)	$(16,025)
Net loss per share, basic and diluted	$(0.73)	$(0.62)	$(0.75)	$(1.06)
Weighted-average number of shares outstanding, basic and diluted	11,534,190	12,206,747	15,134,422	15,134,677

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited) (in thousands, except share and per share data)

	December 31, 2018	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash	$20,029	$30,353
Accounts receivable—net	1,403	1,059
Inventory	30,552	36,212
Prepaid and other current assets	5,418	5,395
Total current assets	57,402	73,019
PROPERTY AND EQUIPMENT—net	268	175
GOODWILL AND OTHER INTANGIBLES—net	—	1,055
OTHER NON-CURRENT ASSETS	337	175
TOTAL ASSETS	$58,007	$74,424
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$14,451	$21,657
Accounts payable	15,404	21,064
Term loan	—	3,000
Accrued and other current liabilities	9,708	7,505
Total current liabilities	39,563	53,226
OTHER LIABILITIES	26	4
TERM LOANS	13,049	10,467
Total liabilities	52,638	63,697
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 11,534,190 shares outstanding at December 31, 2018; 500,000,000 shares authorized and 17,736,649 shares outstanding at December 31, 2019	1	2
Additional paid-in capital	76,348	125,044
Accumulated deficit	(71,020)	(114,376)
Accumulated other comprehensive income	40	57
Total stockholders’ equity	5,369	10,727
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,007	$74,424

	Year-Ended December 31,
	2018	2019
OPERATING ACTIVITIES:
Net loss	$(31,823)	$(43,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253	183
Provision for sales returns	78	134
Amortization of deferred financing cost and debt discounts	667	1,218
Stock-based compensation	619	19,248
Allowance for doubtful accounts	—	35
Other	90	59
Loss on early extinguishment on Midcap term loan	97	—
Changes in assets and liabilities:
Accounts receivable	(70)	309
Inventory	(9,974)	(5,360)
Prepaid and other current assets	(1,153)	(1,004)
Accounts payable, accrued and other liabilities	10,871	3,263
Cash used in operating activities	(30,345)	(25,271)
INVESTING ACTIVITIES:
Purchase of fixed assets	(61)	(114)
Cash consideration for acquisition of Aussie Health	—	(1,105)
Proceeds on sale of fixed assets	35	6
Cash used in investing activities	(26)	(1,213)
FINANCING ACTIVITIES:
Proceeds from Initial Public Offering	—	36,000
Issuance costs from Initial Public Offering	—	(5,446)
Borrowings from Mid Cap credit facility	62,665	98,663
Repayments from Mid Cap credit facility	(50,784)	(92,165)
Debt issuance costs from Mid Cap credit facility	(926)	(581)
Debt issuance costs from Horizon term loan	(215)	(900)
Insurance financing proceeds	—	3,833
Insurance obligation payments	—	(2,783)
Capital lease obligation payments	(54)	(55)
Capital lease financing proceeds	20	—
Proceeds from issuance of Series C stock	23,969	—
Proceeds from issuance of Series C-1 stock	7,660	—
Issuance costs of Series C stock	(2,997)	—
Issuance costs of Series C-1 stock	(1,243)	—
Proceeds from exercise of stock options	18	—
Repayments from Mid Cap term loan	(6,776)	—
Prepayment penalty incurred with the Midcap term loan extinguishment	(97)	—
Borrowings from Horizon term loan	15,000	—
Deferred offering costs	(947)	—
Cash provided by financing activities	45,293	36,566
EFFECT OF EXCHANGE RATE ON CASH	(11)	(1)
NET CHANGE IN CASH AND RESTRICTED CASH FOR THE YEAR	14,911	10,081
CASH AND RESTRICTED CASH AT BEGINNING OF YEAR	5,797	20,708
CASH AND RESTRICTED CASH AT END OF YEAR	$20,708	$30,789
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$20,029	30,353
RESTRICTED CASH—Prepaid and other current assets	550	307
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$20,708	$30,789

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands)

Non-GAAP Financial Measures and Reconciliations

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; and (iv) Adjusted EBITDA as a percentage of net revenue and (v) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses and fixed sales and distribution expenses including stock-based compensation. As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that both EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or merger and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The following table represents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended December 31,		Year-Ended December 31,
	2018	2019	2018	2019

Net loss	$(8,590)	$(16,025)	$(31,823)	$(43,356)
Add (deduct)
Provision for income taxes	52	6	55	29
Interest expense, net	850	1,018	2,353	4,386
Depreciation and amortization	65	47	253	183
EBITDA	(7,623)	(14,954)	(29,162)	(38,758)
Other expense (income), net	31	(12)	(14)	41
Stock-based compensation	138	7,412	619	19,248
Adjusted EBITDA	$(7,454)	$(7,554)	$(28,557)	$(19,469)
Adjusted EBITDA as a percentage of net revenue	(37.8)%	(29.5)%	(39.0)%	(17.0)%

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019

Net loss	$(8,389)	$(7,625)	$(11,317)	$(16,025)
Add (deduct)
Provision for income taxes	—	15	8	6
Interest expense, net	1,212	1,281	875	1,018
Depreciation and amortization	55	40	41	47
EBITDA	(7,122)	(6,289)	(10,393)	(14,954)
Other expense (income), net	45	(13)	21	(12)
Stock-based compensation	1,500	2,619	7,716	7,412
Adjusted EBITDA	$(5,577)	$(3,683)	$(2,656)	$(7,554)
Adjusted EBITDA as a percentage of net revenue	(31.3)%	(12.1)%	(6.5)%	(29.5)%

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expenses necessary to operate our business;
•	research and development expenses necessary for the development, operation and support of our software platform; or
•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense

The following table provides a reconciliation of Contribution Margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended December 31,		Year-Ended December 31,
	2018	2019	2018	2019

Operating loss	$(7,657)	$(15,013)	$(29,429)	(38,900)
Add
General and administrative expenses	3,187	8,003	11,290	23,782
Research and development expenses	845	2,476	3,655	8,133
Sales and distribution fixed expenses, including stock-based compensation expense within sales and distribution expense	2,642	2,852	6,695	9,475
Contribution margin	$(983)	$(1,682)	$(7,789)	$2,490
Contribution margin as a percentage of net revenue	(5.0)%	(6.6)%	(10.6)%	2.2%

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019

Operating loss	$(7,132)	$(6,342)	$(10,413)	(15,013)
Add
General and administrative expenses	3,366	4,414	7,999	8,003
Research and development expenses	1,163	1,860	2,634	2,476
Sales and distribution fixed expenses, including stock-based compensation expense within sales and distribution expense	1,807	1,804	3,010	2,852
Contribution margin	$(794)	$1,736	$3,230	$(1,682)
Contribution margin as a percentage of net revenue	(4.5)%	5.7%	8.0%	(6.6)%

  We believe each of our products goes through three core phases as follows:

i.

Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a     product may stay in the launch phase on average for 3 months.

ii.

Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.

Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

The following table breaks out our quarterly results of operations by our product phases including our SaaS business line:

	Three Months Ended March 31, 2019 (in thousands)
	Sustain	Launch	SaaS	Liquidate /Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$13,296	$2,602	$630	$1,318	$—	$—	$17,846
COST OF GOODS SOLD	8,322	1,743	—	1,110	—	—	11,175
GROSS PROFIT	4,974	859	630	208	—	—	6,671
OPERATING EXPENSES:
Sales and distribution expense	5,077	1,343	166	880	1,420	388	9,274
Research and development expense	—	—	—	—	1,002	161	1,163
General and administrative expense	—	—	—	—	2,415	951	3,366

	Three Months Ended June 30, 2019 (in thousands)
	Sustain	Launch	SaaS	Liquidate /Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$27,464	$1,405	$425	$1,074	$—	$—	$30,368
COST OF GOODS SOLD	16,810	932	—	866	—	—	18,608
GROSS PROFIT	10,654	473	425	208	—	—	11,760
OPERATING EXPENSES:
Sales and distribution expense	8,651	590	110	673	1,276	528	11,828
Research and development expense	—	—	—	—	1,470	390	1,860
General and administrative expense	—	—	—	—	2,713	1,701	4,414

	Three Months Ended September 31, 2019 (in thousands)
	Sustain	Launch	SaaS	Liquidate /Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$36,162	$2,771	$316	$1,354	$—	$—	$40,603
COST OF GOODS SOLD	21,801	1,983	—	(708)	—	—	23,076
GROSS PROFIT	14,361	788	316	2,062	—	—	17,527
OPERATING EXPENSES:
Sales and distribution expense	11,249	1,637	138	1,273	1,393	1,617	17,307
Research and development expense	—	—	—	—	1,307	1,327	2,634
General and administrative expense	—	—	—	—	3,227	4,772	7,999

	Three Months Ended December 31, 2019 (in thousands)
	Sustain	Launch	SaaS	Liquidate /Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$20,326	$3,026	$310	$1,972	$—	$—	$25,634
COST OF GOODS SOLD	11,945	1,821	—	2,786	—	—	16,552
GROSS PROFIT	8,381	1,205	310	(814)	—	—	9,082
OPERATING EXPENSES:
Sales and distribution expense	7,096	1,635	141	1,892	1,208	1,644	13,616
Research and development expense	—	—	—	—	1,172	1,304	2,476
General and administrative expense	—	—	—	—	3,542	4,461	8,003

	Year-Ended December 31, 2019
	Sustain	Launch	SaaS	Liquidation/Other	Fixed Costs	Stock based compensation expense	Total
NET REVENUE	$97,248	$9,804	$1,681	$5,718	$—	$—	$114,451
COST OF GOODS SOLD	58,878	6,479	—	4,054	—	—	69,411
GROSS PROFIT	$38,370	$3,325	$1,681	$1,664	$—	$—	$45,040

OPERATING EXPENSES:
Sales and distribution expenses	32,073	5,205	555	4,717	5,298	4,177	52,025
Research and development	—	—	—	—	4,951	3,182	8,133
General and administrative	—	—	—	—	11,897	11,885	23,782

Quarterly Condensed Statement of Cash Flows Information

The following table provides summarized quarterly information from our condensed statement of cash flows for 2019:

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Operating activities:
Net loss	$(8,389)	$(7,625)	$(11,317)	$(16,025)
Total adjustments to reconcile net loss to net cash used in operating activities	1,879	3,219	8,124	7,655
Cash (used in) provided by working capital (changes in assets and liabilities)	(5,413)	41	6,337	(3,754)
Cash used in operating activities	(11,923)	(4,365)	3,144	(12,124)

Cash used in investing activities	(10)	(11)	(1,126)	(66)

Financing activities:
Proceeds from initial public offering, less issuance costs	—	30,902	(348)	—
Net proceeds from (payments to) MidCap Credit Facility	5,520	(1,617)	(5,244)	7,839
All other financing activities	(893)	1,652	(266)	(980)
Cash provided by (used in) financing activities	4,627	30,937	(5,858)	6,859
Effect of exchange rate on cash	1	0	(1)	(1)
Net change in cash and restricted cash for period	$(7,305)	$26,561	$(3,841)	$(5,332)

As used herein, cash burn represents the change of the net change in cash balance at each of the balance sheet period adjusted for certain one-time items like the initial public offering and excluding changes in restricted cash. We use cash burn to provide an additional metric to evaluate our cash flows from our business operations. We believe cash burn is useful to investors to evaluate the cash operating performance of our business without the effect of certain one-time items      (i.e., the initial public offering).   Our method for calculating cash burn may not be used by other organizations and therefore our cash burn amount may not be directly comparable to the cash burn disclosed by other organizations. The following table provides a reconciliation of cash burn to the net change in cash and restricted cash for period, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019

Net change in cash and restricted cash for period	$(7,305)	$26,561	$(3,841)	$(5,332)
Less:
Proceeds from initial public offering, less issuance costs	—	(30,902)	348	0
Net cash impact from mergers and acquisition activity	—	—	1,105	0
Changes in restricted cash	250	—	—	0
Cash burn	$(7,055)	$(4,341)	$(2,388)	$(5,332)